EXHIBIT 10.15


                                LEASE AGREEMENT

      This LEASE AGREEMENT ("Lease") is entered into and effective as of January 31 2000 by and between Massachusetts Mutual Life Insurance Company a Massachusetts Corporation ("Landlord") and Equidyne Corporation, a Delaware Corporation ("Tenant").

                               LEASE OF PREMISES

In consideration of the rent and other provisions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, the premises ("Premises") described in Section 1.4, as shown on the Floor Plan attached hereto as Exhibit "A". The Premises are located in an office building constructed on real property ("Land") in the City of San Diego, County of San Diego, more particularly described on Exhibit "B" attached hereto. The Land is also improved with landscaping, parking facilities and other improvements. The Land, the office building, the landscaping, the parking facilities and the other improvements are referred to collectively herein as the "Project" and are shown on the Site Plan attached hereto as Exhibit "C". The Premises will be improved by Landlord with the improvements ("Leasehold Improvements") described in the Work Letter Agreement attached hereto as Exhibit "D".

                                   ARTICLE 1
                       SUMMARY OF BASIC LEASE PROVISIONS

1.1      Landlord's Address:  c/o 1295 State Street, Springfield, MA  01111

1.2 Tenant's Address At the Premises, or: 11770 Bernardo Plaza Court, Suite 351, San Diego, CA 92128

         Tenant's address for notices prior to the Commencement Date: 11696 Sorrento Valley Road, Suite J, San Diego, CA 92121

1.3      Project Address:  11770 Bernardo Plaza Court, San Diego, CA  92128

1.4      Description of Premises:
         Building: north building
         Floor or Level: third level
         Suite No.: 351

1.5      Rentable Square Feet of Premises:  4,487

1.6 Lease Term: three (3) years and No (-0-) months, beginning on the Commencement Date.

1.7      Target Commencement Date:  February 15  2000

1.8      Initial Basic Annual Rent:  $78,522.50

1.9 Initial Monthly Installment of Basic Annual Rent: $6,281.80 ($1.40 (see Rider to Lease, Paragraph 4) per Rentable Square Foot).

1.10     Tenant's Percentage of Operating Expenses:  6.27 %

1.11     Security Deposit:  $8,076.60

1.12     Broker(s):  CB Richard Ellis, Inc.

1.13     Permitted Use:  General office use.

1.14     Deadline for Tenant's Approvals:
         Space Plan:  N/A  (  ) working days after receipt.
         Working Drawings:  N/A  (   ) working days after receipt.

1.15     Parking:  eighteen (18) spaces.

1.16 Operating Expenses Base: Year 2000 per Rentable Square Foot. See Rider to Lease, Paragraph 6.

1.17 Exhibits and Riders: this Lease contains Exhibits "A" through F, and Riders to Lease, all of which are incorporated herein and made a part hereof.

                                   ARTICLE 2
                                      TERM

2.1 Lease Term. The term of this Lease ("Lease Term") shall commence on the Commencement Date, as defined in Section 2.2 and, unless terminated earlier pursuant to the provisions of this Lease, shall continue for the period identified in Section 1.6. Upon commencement of the Lease Term, Landlord and Tenant shall confirm the Commencement Date and the expiration date by completing a "Notice of Lease Term Dates" in the form of Exhibit "E" attached hereto.

2.2 Commencement Date. The Commencement Date shall be the date Landlord delivers the Premises to Tenant in a substantially complete condition, provided Landlord gives Tenant at least thirty (30) days prior written notice of such date of substantial completion if it is other than the Target Commencement Date identified in Section 1.7. If Landlord is unable to deliver possession of the Premises to Tenant by the Target Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant shall not be liable for any rent until the actual Commencement Date. Notwithstanding the foregoing, if Landlord cannot deliver the Premises in a substantially complete condition on the Target Commencement Date as a result of delays caused by Tenant, then the Commencement Date shall be the Target Commencement Date.

2.3 Possession. By taking possession of the Premises, Tenant accepts the Premises and the Leasehold Improvements as completed or substantially completed. If the Premises are substantially completed, Landlord shall provide Tenant, upon delivery of possession, with a list of items to be completed or corrected, and Landlord shall complete or correct all such items promptly thereafter.

2.4 Holding Over. See Rider to Lease, Paragraph 9. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term without Landlord's express written consent, Tenant shall become a tenant at sufferance only, at the prevailing market rate for the Premises as of the date of such expiration (subject to adjustment as provided in Section 3.2 and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, as far as applicable. Acceptance by landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The provisions in Section
2.4 are in addition to and shall not affect or limit Landlord's right of re-entry or any other rights of Landlord hereunder.

                                   ARTICLE 3
                               BASIC ANNUAL RENT

3.1 Payment by Tenant. Tenant agrees to pay to Landlord, as Basic Annual Rent of the Premises, the initial amount specified in Section 1.8 subject to increases as provided in Section 3.2. The Basic Annual Rent shall be payable in advance in equal monthly installments in the initial amount specified in Section
1.9 without deduction or offset, beginning on the Commencement Date and continuing thereafter on or before the first (1st) day of each calendar month during the Lease Term. If the Lease Term commences (or ends) on a day other than the first (or last) day of a calendar month, the rent for such partial month shall be prorated on a per diem basis and shall be due on the first day of such partial month.

3.2      Cost-of-Living Increase.  See Rider to Lease, Paragraph 4.

3.3      Rentable Square Feet Defined.  The Rentable Square Feet of the Premises

shall be determined and certified by Landlord's architect, using the standard BOMA definition of rentable square feet consistently applied throughout the Building. The Rentable Square Feet of the Premises shall be adjusted by Landlord's architect upon the completion of the working drawings for the build out of the Premises pursuant to the Work Letter Agreement (Exhibit D attached hereto) and the exact amount of the Rentable Square Feet of the Premises shall be determined by Landlord's architect upon completion of the improvements pursuant to the Work Letter Agreement. Said calculations shall be made in accordance with the method of measuring rentable office space specified in the American National Standard Institute Publication ANSI Z65 1-1980 (the "BOMA Standard"). Basic Annual Rent shall be adjusted upon the determination of the exact number of Rentable Square Feet within the Premises.

                                   ARTICLE 4
                                ADDITIONAL RENT

4.1 Additional Rent. See Rider to Lease, Paragraph 6. Tenant shall pay, as Additional Rent for the Premises, Tenant's Proportionate Share (as defined in
Section 4.3) of "Operating Expenses" (as defined in Section 4.2).

4.2      Operating Expenses Defined.  The term "Operating Expenses" means:

(a) All costs of operation and maintenance of the Project, determined by generally accepted accounting practices consistently applied, including, but not limited to, the following: water and sewer charges; insurance premiums; license, permit, and inspection fees; utilities; waste disposal;

elevator maintenance; heating, ventilating and air conditioning; janitorial and security services; repair, replacement and maintenance of common areas and facilities; structural parts of the building(s) and other portions of the Project maintained by Landlord, including the plumbing, heating, ventilating, air conditioning and electrical systems and all parking, driveways and landscaped areas, including appropriate reserves; labor, employee compensation (including employments taxes and fringe benefits); supplies, materials, equipment and tools; property management costs and fees; reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Project, and the cost of any capital improvements made to the Project by Landlord which reduce Operating Expenses and/or are required under any governmental law or regulation not applicable to the Project at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine and to include a return on capital at the rate of ten percent (10%) per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; and

(b) All property taxes levied on the Project or any part thereof including, without limitation: (i) all real estate taxes, personal property taxes, and other taxes, charges and assessments which are levied with respect to the Project or any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Project and used in connection with the operation of the Project; (ii) all taxes, surcharges, fees, or general or special assessments levied by any authority having the direction power to tax in addition to or lieu of real estate or personal property taxes, other than taxes to be paid by Tenant under the provisions of this Lease; (iii) all service charges or other fees collected by governmental agencies in addition to or in lieu of property taxes for services provided by such agencies; (iv) all transfer, transaction, rental, gross receipts or similar taxes or levies, however denominated imposed upon or measured by the rent reserved hereunder or on Landlord's business of leasing the Premises, other than net income taxes; and
(v) all costs and expenses, including reasonable attorneys' fees, expended in contesting the amount or validity of any property tax by appropriate proceedings. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal, and for other governmental services formerly provided without charge to property owners or occupants. All such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Operating Expenses."

(c) For purposes of this Lease, "real estate taxes" means and shall include any form of assessment, license fee, license tax, special tax, business license fee, commercial rental tax, levy, charge, penalty (not resulting from failure of the Landlord), tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement assessment or special district thereof, as against any legal or equitable interest of Landlord in the Premises, Building and Project, or any combination of the foregoing including, but not limited to, the following: (i) any tax, special tax, on Landlord's right to other income from the Premises, Building or Project or as against Landlord's business of leasing the Premises, Building or Project; (ii) any assessment, tax, special tax, fee, levy or charge, in substitution or addition, partial or total, to or regarding any assessment, tax, special tax, fee, levy or charge previously included or not included within the definition of real estate tax, including but not limited to, any assessment, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. Tenant and Landlord intend that all such new and increased assessments, taxes, special taxes, fees levies and charged be included within the definition of real estate taxes for the purposes of this Lease; (iii) any assessment, tax, special tax, fee, levy or charge allocable to or measured by the area of the Premises, Building or Project or the rent payable hereunder or the providing of parking, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair use or occupancy by Tenant of the Premises, Building or Project, or any portion thereof; (iv) any assessment, tax, special tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, Building or Project.

Notwithstanding any contrary provision of this Section 4.2(c), real estate taxes shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. Real estate taxes constitute a portion of the Operating Expenses.

4.3 Tenant's Proportionate Share. Tenant shall pay, as Additional Rent for the Premises, Tenant's Proportionate Share of Operating Expenses, Tenant's Proportionate Share shall be the amount obtained by multiplying the Operating Expenses for the Project times Tenant's Percentage of Operating Expenses, as set forth in Section 1.10. Tenant's Percentage is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises and the denominator of which is the Rentable Square Feet included in the Project, as determined by Landlord. For any partial calendar year, Operating Expenses shall be determined by prorating the annualized figures.

4.4      Payment of Additional Rent.  Prior to the commencement of the Lease

Term, Landlord shall give Tenant a written estimate of Operating Expenses and Tenant's Proportionate Share thereof for the current year. Tenant shall pay its estimated Proportionate Share of Operating Expenses in equal monthly installments, in advance, concurrently with installments of Basic Annual Rent. Prior to March 1 of each calendar year thereafter, Landlord shall furnish to Tenant a statement ("Expense Statement") showing in reasonable detail: (a) the actual Operating Expenses incurred by Landlord during the preceding calendar year, and Tenant's actual Proportionate Share thereof; (b) the amount (if any) by which Tenant's Proportionate Share of actual Operating Expenses for the preceding calendar year exceeded Tenant's total estimated payments made during such year, which amount shall be due to Landlord; (c) the estimated Operating Expenses for the current calendar year and Tenant's Proportionate Share of Operating Expenses; and (d) the amount of any increase in Tenant's estimated monthly payments for the current calendar year times the number of monthly payments due during such calendar year prior to the date of the Expense Statement, which amount shall be due to Landlord. Tenant shall pay to Landlord as "Additional Rent all amounts owing to Landlord as shown on the Expense Statement, within twenty (20) days of receipt thereof. Any overpayment by Tenant, as shown on the Expense Statement, shall be credited against the next installments of rent due hereunder Commencing with the next installment of Additional Rent due after receipt of the Expense Statement, Tenant shall pay the estimated monthly amount of the current year specified in the

Expense Statement. If the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of Operating Expenses of the year in which this Lease Tenant shall pay any increase due over the estimated expensed paid within twenty (20) days after receipt of a notice from Landlord, and, conversely, any overpayment by Tenant shall be immediately rebated by Landlord.

4.5 Increased Operating Expenses. If at any time during any calendar year of the Lease Term the "property taxes" as defined in Section 4.2(b), real estate taxes as defined in Section 4.2(c) and/or the rates for any utility or janitorial services to the Project are increased to a rate or amount in excess of the rate or amount used in calculating the estimated Operating Expenses for such calendar year, Landlord may give Tenant written notice of the amount or estimated amount of the increase the month in which it is effective, and any resulting increase in Tenant's Proportionate Share. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payment of Additional Rent, commencing with the month in which effective. 4.6 Definition of Rent. Basic Annual Rent, Additional Rent, and all other monetary sums to be paid by Tenant hereunder are sometimes referred to as, and shall constitute "rent". All remedies available to Landlord in the event of nonpayment of rent shall apply in the event of nonpayment of any component included in rent.

                                   ARTICLE 5
                                SECURITY DEPOSIT

5.1      Concurrently with execution of this Lease, Tenant will pay to Landlord the amount set forth in Section 1.11 ("Security Deposit"), as security for Tenant's performance of the terms of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit of the payment of any rent or any other sums in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's opting, to the last assignee of Tenant's interest hereunder) within fourteen (14) days following the expiration of the Lease Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Article 4 hereof has been determined and paid in full. If Landlord sells its interest in the Premises during the term hereof and if Landlord deposits with the purchaser the balance of such Security Deposit, Landlord shall be discharged from any further liability with respect to such Security Deposit.

                                   ARTICLE 6
                            REPAIRS AND MAINTENANCE

6.1 Landlord's Repairs. Landlord shall repair and maintain the common areas and the structural portions of the building in which the Premises are located, including the exterior walls, exterior doors and windows, and the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord. Provided, however, Tenant shall pay for the cost of any repairs made necessary by any fault or negligence of Tenant or its assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, or other persons permitted in the Project by Tenant. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure persists for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 13.2, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect.

6.2 Tenant's Repairs. By taking possession of the Premises under this Lease, Tenant accepts the Premises as being in good order, condition and repair. During the Lease term, Tenant, at its sole cost, shall maintain and make repairs to the Premises in order to keep the Premises in first class condition and repair, except for reasonable wear and tear and the repairs and maintenance which are the responsibility of the Landlord under Section 6.1.

6.3 Surrender. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair. Tenant, at its sole cost, shall remove from the Premises, and repair any damage to the Premises caused by or in connection with such removal, all personal property, business or trade fixtures, machinery and alterations, improvements or additions which Tenant has the right to remove or which Landlord requires Tenant to remove.

6.4 Suitability. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranty as to the suitability of the Premises or the Project for the conduct of Tenant's business.

                                   ARTICLE 7
                          IMPROVEMENTS AND ALTERATIONS

7.1 Landlord's Obligation. Landlord's sole obligations to improve and alter the Premises under this Lease are as set forth in the Work Letter Agreement attached hereto as Exhibit "D".

7.2 Alterations to the Project by Landlord. Landlord has the right, at any time, and without incurring any liability to Tenant, and without any abatement of rent to make changes, alterations, additions, improvements, repairs and replacements in or to the Project or to the Building in which the Premises are located and the fixtures and equipment used therein, including changes in the arrangement, number and/or location of entrances and exits, corridors, doors and doorways, elevators, stairs, toilets, parking spaces, parking areas, driveways, walkways, loading areas or other public or common areas of the Project and the Building. Upon reasonable notice to Tenant, Landlord may also change the name, number or designation by which the Project or the Building is commonly known.

7.3 Alterations By Tenant. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, such approval shall not be unreasonably withheld. All such alterations, additions or improvements (except moveable furniture, trade fixtures and equipment) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of this Lease. Provided, however, Landlord may, at its option, require Tenant to remove alterations, additions or improvements, at Tenant's expense, upon the expiration or earlier termination of this Lease and to repair and restore the Premises to their original condition, reasonable wear and tear excepted. If Landlord approves Tenant's required alterations, Tenant shall not be required to remove the alterations at the end of the Lease Term unless Landlord informs Tenant in writing at the time approval is given, that the improvements should be removed. All permitted alterations, additions or improvements shall be made, at Tenant's sole cost and expense, by a contractor or other person first approved in writing by Landlord. As a condition to giving its consent, Landlord may require Tenant to submit plans and specifications. Any change approved by Landlord based upon such plans and specifications shall be performed strictly in accordance therewith and no amendments or additions thereto shall be made without the prior written consent of the Landlord. Tenant, at its sole cost, shall: (a) secure all necessary governmental permits and approvals required in connection with any alterations, additions or improvements; (b) comply with all applicable laws, rules, ordinances, regulations and all conditions to such required permits or approvals; (c) perform the work so as not to interfere with the use and occupancy of any other tenant in the Project; (d) provide and maintain workman's compensation and general liability insurance in amounts and with insurers as Landlord shall reasonably approve; and (3) at Landlord's request, provide a completion and lien indemnity bond or other surety satisfactory to Landlord. Prior to commencing any work relating to any alterations, improvements or additions approved by Landlord, Tenant shall give Landlord not less than ten (10) days' prior written notice of the expected date of commencement, Landlord shall have the right at any time thereafter to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect Landlord and the Premises from mechanics' liens, materialmen's liens or any other liens. Upon the completion of any alterations, additions or improvements by Tenant, Tenant shall provide Landlord with a complete copy of "as built" plans for the same.

7.4 Furniture, Fixtures and Equipment. All personal property, business and trade fixtures, machinery and equipment, furniture, and moveable partitions owned or installed by Tenant at its expense shall remain the property of Tenant and may be removed from the Premises at any time during the Lease Term, provided Tenant repairs any damage caused by such removal. If Tenant fails to remove all such items from the Premises upon expiration or termination of this Lease, Landlord may, at its option, remove and store the same without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand all expenses incurred in such removal, including court costs, attorneys' fees and storage charges. Landlord may, at its option, sell such items at private sale, without notice, and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due to Landlord under this Lease.

7.5 Removal of Alterations. Upon the expiration or sooner termination of the Term hereof, Tenant shall, upon written demand of Landlord, to be given at least thirty (30) days prior to the end of the Term, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal.

                                   ARTICLE 8
                                     LIENS

8.1 Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant shall indemnify, hold harmless and defend Landlord from all liability arising out of any such liens, including attorneys' fees and costs. In the event that Tenant fails to cause any such lien to be released of record within ten
(10) days after imposition of the lien, Landlord shall have the right (but not the obligation), in addition to all other remedies provided herein and by law, to cause the same to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable by Tenant upon demand, with interest at the rate specified in
Section 18.5 from the date of payment by Landlord to the date of payment by Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, to protect Landlord and the Premises, and any other party having an interest therein from mechanics' and materialmen's liens.

                                   ARTICLE 9
                                USE OF PREMISES

9.1 Permitted Uses. Tenant shall use the Premises only for the purposes set forth in Section 1.13 and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. In no event shall the Premises be used as a medical or dental office.

9.2 Prohibited Uses. Tenant shall not use or occupy the Premises in viola-tion of any law or the certificate of occupancy issued for the Building, and Tenant shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared to be a violation of law or such certificate of occupancy by any governmental authority with jurisdiction over the Premises. Tenant shall not do or permit anything to be done which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of any board of fire underwriters or similar body now or hereafter constituted. Notwithstanding
Article 4, Tenant shall promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section 9.2 Tenant shall not do or permit anything to be done in or about the Premises which will in any way injure or annoy or obstruct or interfere with the rights of other tenants or occupants of the Project, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant shall not cause, maintain, or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

9.3 Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of the certificate of occupancy (or its equivalent) for the Building and the requirements of Landlord's insurance company relating to or affecting the condition, use or occupancy of the Premises, the Building and/or the Project. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy for the Building or its equivalent. Tenant shall comply with all directions of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

9.4 Rules and Regulations. Tenant shall comply with the Rules and Regula-tions for the Project, as set forth in Exhibit "F" attached hereto and as amended or supplemented by Landlord from time to time upon reasonable notice to Tenant.

9.5 Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials (defined below) to be brought upon, kept or used in or about the Premises, Building or Project by Tenant, its agents, employees, contractors, or invitees, other than those expressly permitted, in writing, by Landlord. If Tenant breaches the obligation stated above, or if the presence of Hazardous Materials on the Premises, Building, Common Area or Project caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in contamination to the Premises, Building, Common Area or Project, or if contamination of Premises, Building, Common Area or Project by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall be liable and responsible for, without limitation, (i) removal from the Premises, Building, Common Area and Project of any Hazardous Materials and cost of such removal;
(ii) damages to persons or property in or on the Premises, Building, Common Area and Project; (iii) claims resulting therefrom; (iv) fines imposed by any governmental agency; and (v) any other liability as provided by law. In addition to the foregoing, Tenant shall indemnify, defend and hold Landlord, its partners, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building, Common Area and Project or any portion of the real property surrounding the Project (the "Adjacent Property"), damages for the loss or restriction on use of rentable space or of any amenity of the Premises, Building, Common Area and Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Project and arising out of a breach of Tenant's obligation under this Section 9.5. Without limiting the foregoing, if the presence of any Hazardous

Materials within the Project caused or permitted by Tenant results in any contamination of the Premises, Building, Common Area or Project, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises, Building, Common Area and Project to the condition existing prior to the introduction of any such Hazardous Material, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material advise long term or short term effect on the Project and are permitted by any lender of Landlord having a first priority lien on the Project. As used herein, the term "Hazardous Materials" or "Hazardous Material" means any hazardous or toxic substance, material or waste (including, without limitation, any medical waste) which is or becomes regulated by any local governmental authority, the State of California or the United States Government.

                                   ARTICLE 10
                    COMMON AREAS; PARKING; UTILITIES; SIGNS

10.1 Common Areas. Tenant shall have the nonexclusive right to use in common with other tenants in the Project and subject to the Rules and Regulations referred to in Section 9.4 above the following areas ("Common Areas") appurtenants to the Premises from time to time: (a) The Project's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; (b) loading and unloading areas, trash areas, parking areas (exclusive of any reserved parking areas which Landlord may designate from time to time), roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Project; (c) other shared areas in the Project as reasonably determined by Landlord from time to time. Landlord reserves the right from time to time without unreasonable interference with Tenant's use of the Premises: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires, meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Project; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrance, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped area and walkways; (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iv) to designate other land outside the boundaries of the Building or Project to be a part of the Common Areas; (v) to add additional buildings and improvements to the Common Areas and to change the address and name of this Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and (vii) to do and perform such other acts and make such other changes, additions and deletions in, to or with respect to the Common Areas or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

10.2 Parking. Provided that Tenant is not in default hereunder, Tenant shall be entitled to the non-exclusive vehicle parking spaces specified in
Section 1.15, in the areas designated by

Landlord for parking. Parking spaces shall be used only for parking by vehicles no larger than normal size passenger automobiles or pick-up trucks.

10.3 Utilities and Service. Provided that Tenant is not in default here-under, the following utilities and services will be provided to the Premises, subject to Section 10.4 and subject to the Rules and Regulations for the
Project:

(a)      Automatic elevator facilities;

(b) Heating, ventilation and air conditioning during generally accepted business days and during hours determined by Landlord, when, in the judgment of Landlord, it is required for the comfortable occupancy of the Premises;

(c)      Water for drinking, cleaning and lavatory purposes; and

(d) Janitorial services comparable to those provided in similar office building in the vicinity, provided the Premises are kept reasonably in order by Tenant. Tenant shall pay promptly upon demand all charges for telephone services, electricity, and all other utilities which are separately metered for the Premises. Tenant, at its sole cost, shall be responsible for the maintenance and repair of such meters.

Landlord can discontinue, upon five (5) days' written notice to Tenant, any of the utilities or services furnished to the Premises for which Tenant fails to pay as provided in this Article 10, and no such discontinuance shall be deemed an action or a constructive eviction.

10.4 No liability. Landlord shall not be in default hereunder or liable for any injury to person, property or business directly or indirectly resulting from, nor shall rent be abated in the event of: (a) the installation, use, or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services; (b) the failure to furnish or the interruption or delay in furnishing any such utility or service caused by any condition or event beyond the reasonable control of Landlord or by the performance of repairs or improvements to the Premises, the Building or the Project.

10.5 Signs. Tenant shall not place, paint or permit any sign upon the exterior of the Premises or the Building, or visible from the exterior of the Premises, without the prior written approval of Landlord's architect. Such approval shall be based upon the standard sign criteria for the Building. Any permitted signs shall be constructed and installed at Tenant's expense and shall comply with applicable governmental ordinances.

10.6 Exercise Room. Landlord may, from time to time in its sole discretion, maintain an exercise room at the Premises (the "Exercise Room") for use by Tenant, its employees and authorized guests.

(a) Landlord shall have the right to relocate, eliminate or otherwise restrict the use of the Exercise Room by adopting rules and regulations for its use and/or by restricting the use of the Exercise Room to Tenants, their employees and authorized guests.

(b) Responsibility for proper use of the Exercise Room and the equipment located therein by Tenant, its employees and authorized guests shall be borne solely by the Tenant. Tenant agrees and acknowledges that Landlord shall provide no supervision of Tenant's, its employees' or authorized guests' use of the Exercise Room.

(c) All equipment which may be placed in the exercise room shall be kept in good operating condition by Landlord. In the event that Tenant becomes aware of any problem with the equipment or any other unsafe condition in the Exercise Room, Tenant shall immediately notify Landlord in writing of such condition.

(d) Prior to using the Exercise Room, Tenant and each of its employees and authorized guests shall sign and deliver to Landlord this release form, Exhibit H attached hereto and incorporated herein by this reference. It shall be Tenant's responsibility to obtain releases from its employees and/or authorized guests prior to their use of the Exercise Room, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, rights, demands, liabilities, actions, causes of action, costs and expenses (including attorneys' fees), which may arise as a result of or in connection with the use of the Exercise Room by Tenant, its employees or authorized guests, whether or not such persons have executed proper releases prior to using the Exercise Room.

                                   ARTICLE 11
                           TAXES ON TENANT'S PROPERTY

11.1 Tenant's Personal Property. Tenant shall pay at lest ten (10) days before delinquency, all taxes, levies and assessments (collectively "taxes") imposed on or against any furniture, trade fixtures, equipment or other personal property placed by Tenant in or about the Premises. If any such taxes are levied against Landlord or Landlord's property, or if the assessed value of the Project is increased by the inclusion of a value placed upon such personal property of Tenant, then Tenant shall upon demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessed value of the Project. Provided, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid, and any amount so recovered shall belong to Tenant.

11.2 Non-Building Standard Improvements. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation of the Building Standard Work and Materials described in Exhibit "D" then the property taxes levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be paid by Tenant in accordance with the provisions of Section 11.1. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than the Building Standard Work and Materials, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

11.3 Other Taxes. Tenant shall pay all license, permit, occupational and inspection fees or taxes assessed or charged against the Premises, or against Landlord or Tenant, by reason of Tenant's use or occupancy of the Premises.

                                   ARTICLE 12
                              SUBSTITUTED PREMISES

                                   ARTICLE 13
                         FIRE OR CASUALTY; CONDEMNATION

13.1 Restoration By Landlord. In the event the Premises, or access to them, are wholly or partially destroyed by fire or other casualty covered by the form of fire and extended coverage insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as the same were in prior to such casualty, excluding Non-Building Standard Work and Materials and improvements installed by Tenant, and this Lease Shall continue in full force and effect. Provided, however, Landlord may elect, by written notice to Tenant within thirty (30) days after such casualty, to terminate this Lease in lieu a restoring the Premises if: (a) the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost; (b) the Building is damaged or destroyed by a casualty not covered by such insurance; (c) the damage is such that the Premises cannot be repaired and restored within 120 days after the casualty; or
(c) the damage occurs during the last twelve (12) months of the Lease Term or any extension thereof; or (d) laws and governmental regulations as of the date of the proposed restoration do not permit or unreasonably restrict such restoration. Either party may terminate this Lease if Landlord is delayed or prevented from completing repairs or restoration to the damaged Premises within six (6) months after occurrence of the casualty as result of any cause described in Section 16.3 ("Force Majeure"), by written notice to the other party within fifteen (15) days after expiration of the end of said six-month period. Tenant waives the provisions of California Civil Code Section 1932, Subsection 2, and
Section 1933, Subsection 4.

13.2 Rent Abatement. During any period of repair, reconstruction and restoration by Landlord, the rent provided to be paid under this Lease shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired; provided, however, if the casualty or damage is caused, in whole or substantial part, by the act or omission of Tenant or Tenant's assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, rent shall be abated only if and to the extent that Landlord is reimbursed for the rent abated through proceeds from loss-of-rents insurance carried by Landlord or other appropriate insurance maintained by Tenant. Tenant shall not be entitled to any compensation or damage for loss of use of all or any part of the Premises or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

13.3 Condemnation. In case the whole of the Premises, or such part as shall substantially interfere with Tenant's use and occupancy, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease, effective as of the date possession is required to be surrendered to said authority, by written notice to the other party within thirty (30) days after the nature and extent of the taking are determined. Tenant shall not assert any claim against Landlord or the taking authority for any compensation as a result of such taking of the Premises, and Landlord shall be entitled to receive the entire amount of any condemnation award without deduction for any estate or interest of Tenant. In the event of a partial taking of the Premises which does not substantially interfere with Tenant's use of the Premises: (a) Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant; (b) Landlord shall promptly proceed to restore the Premises as nearly practicable to its condition prior to such partial taking, but only to the extent of Building Standard Work and Materials; and (c) a proportionate allowance shall be made to Tenant for the rent corresponding to the time and portions of the Premises for which Tenant is deprived on account of such taking and restoration. Nothing contained in this Article 13.3 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking, any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

                                   ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

14.1 Landlord's Consent Required. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises, or permit the Premises to be used or occupied by anyone other than Tenant or its employees, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may withhold its consent until Tenant has complied with the provisions of Section 14.2. Any attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void. Landlord's consent to one assignment, sublease, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted assignment, subletting, mortgage or other encumbrance. Tenant agrees to reimburse Landlord for Landlord's reasonable administrative costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises. If Landlord consents to the subletting of the Premises by Tenant, Tenant shall not list the Premises for lease with a third party broker unaffiliated with Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

14.2 Notice of Assignment, Sublease, Etc. If Tenant desires to assign this Lease or to sublet (including any arrangement to permit the use or occupancy of the Premises or any portion thereof), Tenant shall first send written notice to Landlord, at least thirty (30) days prior to the effective date of the assignment or sublease, including the following information: (a) the name and address of the proposed assignee or subtenant; (b) the nature of the business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; and (d) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Tenant shall deliver such additional information as Landlord may reasonably require.

14.3 Landlord's Option. At any time within thirty (30) days after Landlord's receipt of the notice described in Section 14.2, Landlord may, by written notice to Tenant, elect either: (a) to sublease the Premises or the portion thereof which Tenant proposes to sublease, or to accept an assignment of Tenant's leasehold estate hereunder or such part thereof as Tenant proposes to assign, on the same terms stated in this Lease and in turn sublease or assign to the proposed subtenant or assignee on the same terms offered by Tenant to such party; or (b) to terminate this Lease as to the Premises or the portion thereof which Landlord proposes to sublease or assign, with a proportionate abatement in the rent payable hereunder. If Landlord does not exercise either option set forth in this Section 14.3 within said thirty-day period, Tenant may, within ninety (90) days after the expiration of said thirty-day period, enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice provided by Tenant pursuant to Section
14.2 and subject to Landlord's consent, which shall not be unreasonably withheld as provided in Section 14.1. Notwithstanding the foregoing, however, if the proposed sublease will cover thirty percent (30%) or less of the Rentable Square Feet included in the Premises and will have a term (including all options to renew or extend the same) of less than two (2) years and will terminate more than two (2) years prior to the expiration date of this Lease, Landlord shall not exercise either option set forth above, and such subletting shall be allowed provided: (a) Landlord consents to such subletting, which consent shall not be unreasonably withheld; and (b) all rent and other charges payable under such sublease in excess of one hundred ten percent (110%) of the rent charged for such space under the terms of this Lease shall be remitted to Landlord immediately upon receipt by Tenant as additional rent hereunder.

14.4 Changes in Ownership; Affiliates. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord under Section 14.3, to any corporation which controls, is controlled by or is under common control with Tenant, to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided, however, that the assignee or sublessee assumes the obligations of Tenant hereunder. Tenant remains fully liable hereunder, and the use of the Premises remains unchanged. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in excess of twenty-five percent (25%), in the aggregate, shall be deemed an assignment within the meaning of and subject to the provisions of this Article 14.

14.5 No Release of Tenant. No permitted assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease or the Premises shall relieve Tenant of its obligation to pay the rent and to perform all other obligations of Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any assignment, subletting, mortgage or other encumbrance.

14.6 Permitted Use. Any portion of the Premises sublet under this Article shall be used only for the permitted use specified in Section 1.13 or as approved by Landlord.

14.7 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not result in a merger, and shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of such subleases.

                                   ARTICLE 15
                 RIGHT OF ENTRY; SUBORDINATION; QUIET ENJOYMENT

15.1 Right of Entry. Landlord reserves the right to enter the Premises for any of the following purposes: (a) to inspect the Premises; (b) to supply janitorial service and any other service to be provided by Landlord hereunder;
(c) to submit the Premises to prospective purchasers or tenants; (d) to post notices of nonresponsibility; or (e) to alter, improve or repair the Premises or any other portion of the Project. Landlord agrees, except in the case of janitorial service and emergency repairs, to give reasonable notice of such entry (unless Tenant consents at the time of entry) and to minimize interference with Tenant's business in the course of such entry. No such entry by Landlord shall constitute an eviction of Tenant or result in an abatement of rent. In connection with any such entry, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry by Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in and to the Premises, excluding Tenant's vaults and safe, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.

15.2 Subordination. This Lease is junior, subject and subordinate to all ground leases, mortgages, deeds of trust and other security instruments of any kind now covering the Project, or any part thereof. Landlord reserves the right to place liens or encumbrances on the Project, or any part thereof or interest therein, superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of Tenant's execution and delivery of any further instruments. Notwithstanding the foregoing, any ground lessor with respect to its lease, or any holder of a mortgage or deed of trust with respect to its lien, shall have the right to subordinate such lease or lien to this Lease. In the event that any such subordinated ground lease terminates or any such subordinated mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest. Tenant agrees, upon the written request of Landlord or any ground lessor or mortgagee or deed of trust beneficiary of Landlord, to execute and deliver such further instruments evidencing the priority or subordination of this Lease. Tenant's failure to execute such further instruments within ten (10) business days after demand shall constitute a material breach of this Lease.

15.3 Quiet Enjoyment. Notwithstanding subordination of this Lease, so long as Tenant pays the rent and other monetary sums due under this Lease and performs all of the Tenant's obligations hereunder, Tenant shall be entitled to the peaceful and quiet enjoyment of the Premises for the Lease Term, subject to the provisions of the Lease.

                                   ARTICLE 16
                  NONLIABILITY AND INDEMNIFICATION OF LANDLORD

16.1 Nonliability of Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises, except injury or damage caused by the negligence or intentional misconduct of Landlord or its agents or employees. Landlord shall not be liable for any damage to person or property sustained by Tenant or any other person, caused by or resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures therein or from the roof, street or sub-surface whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord of any fire or accident within the Premises or the Project, or of any defects in the Project, the Premises or the Leasehold Improvements. Landlord shall not be liable for any damages arising from any act or omissions of any other tenant of the Building or Project.

16.2 Limitation on Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a) the sole and exclusive remedy shall be against the Landlord's interest in the Building; (b) no officer, director, shareholder and/or partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the corporation or partnership as applicable); (c) no service of process shall be made against any officer, director, shareholder and/or partner of Landlord (except as may be necessary to secure jurisdiction the corporation or partnership as applicable); (d) no officer, director, shareholder and/or partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment will be taken against any officer, director, shareholder and/or partner of Landlord; (f) any judgment taken against any officer, director, shareholder and/or partner of Landlord may be vacated and set aside at any time nunc pro tunc; (g) no writ of execution will ever be levied against the assets of any officer, director, shareholder and/or partner of Landlord; (h) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers of shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (i) these covenants and agreements are enforceable both by Landlord and also by an officer, director, shareholder and/or partner of Landlord.

16.3 Indemnity. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, actions, liability, costs and expenses, including attorneys' fees, in connection with any liability or injury or damage to person or property arising from: (a) Tenant's use or occupation of the Premises or any work, activity, condition or occurrence allowed or suffered by Tenant in or about the Premises; (b) any breach of failure to perform any obligation imposed on Tenant under this Lease; or (c) any negligent or other tortious act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord by reason of any such claim.

16.4 Force Majeure. Any covenants, conditions, provisions or agreements on the part of Landlord to perform any act for the benefit of Tenant shall not be deemed breached, nor shall Tenant's rent be abated if Landlord's performance is prevented or delayed, as a result of causes beyond the control of Landlord, such as fire, earthquake, casualty, inclement weather, acts of God, war, riot, insurrection, strikes, lockouts or boycotts, unavailability or shortages of labor, equipment or transportation, condemnation, pending litigation, and laws, regulations or requirements of any governmental authority.

                                   ARTICLE 17
                                   INSURANCE

17.1 Public Liability Insurance. Tenant, at its sole cost, shall procure and maintain at all times during the Lease Term a policy of comprehensive broad form public liability insurance insuring Landlord and Tenant against any liability for personal injury or property damage arising out of the ownership, use, occupancy, or maintenance of the Premises, with a single combined liability limit of not less than One Million Dollars ($1,000,000). Such insurance will be issued by a company or companies rated A-XII or better in "Best's Insurance Guide" as such guide is published from time to time. Such insurance shall insure performance by Tenant of the indemnity provisions of Section 16.2; however, the limits of such insurance shall not limit the liability of Tenant. During the Lease Term, Tenant shall procure and maintain liability insurance in such other amounts as Landlord may from time to time reasonably require.

17.2 Fire and Extended Coverage Insurance. Tenant, at its sole cost, shall procure and maintain at all times during the Lease Term a standard policy of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, covering loss or damage to (a) all furniture, trade fixtures, equipment and other personal property owned by Tenant and located in the Project and (b) all property and tenant improvements installed by or on behalf of Tenant including Non-Building Standard Work and materials, in an amount not less than ninety percent (90%) of the full replacement cost thereof. Replacement value shall be determined by the insurer and shall be re-evaluated no less frequently than every three (3) years. The proceeds of such insurance shall be used for repair and replacement of the insured property. Upon termination of this Lease after a casualty as permitted under Article 13, the proceeds of the coverage described in (a) above shall be paid to Tenant and the proceeds of the coverage in (b) above shall be paid to Landlord.

17.3 Other Insurance. At all times during the Lease Term, Tenant shall maintain in effect workers' compensation insurance as required by law. Tenant shall obtain or bear the cost of any other type of insurance coverage in such amounts and with loss payable provisions as may reasonably be required from time to time by Landlord or by the beneficiary of any trust deed on the Project.

17.4 Policy Requirements. All insurance required to be maintained or paid by Tenant hereunder shall: (a) name Landlord, Tenant and the beneficiary under any trust deed now or hereafter recorded that affects the Building as additional insured, as their respective interests appear; (b) contain a cross-liability endorsement; (c) include a standard non-contributing mortgagee clause (in favor of said beneficiary); (d) include a standard waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, by reason of any payment under such policy or any act or omission of Landlord, its agents, employees or representatives; (e) provide that no cancellation or reduction of coverage or other modification shall be effective until at least thirty (30) days after written notice to Landlord and said beneficiary; (f) provide that coverage is primary and non-contributing with respect to any policies carried by Landlord and that any policies carried by Landlord shall be excess insurance; (g) be issued by responsible insurers acceptable to Landlord and licensed to do business in the State of California; and (h) shall be satisfactory to Landlord and said beneficiary in all other respects. Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure such insurance at Tenant's expense after ten (10) days prior written notice to Tenant. Tenant shall furnish Landlord with renewals or binders within twenty (20) days prior to the expiration of each such policy.

17.5 Project Insurance. Landlord agrees to maintain a standard policy of fire and extended coverage insurance for the Project (excluding any property which Tenant is obligated to insure pursuant to the provisions of Sections 17.1,
17.2 and 17.3) and public liability insurance, in such reasonable amounts and on such reasonable terms and conditions as would be maintained by a prudent owner of a similar building in Southern California. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds to repair and reconstruct the Project and the Premises, unless Landlord is excused from this obligation pursuant to the provisions of Article 13.

17.6 Waiver of Subrogation. The parties release each other and their respective authorized representatives from any claims for loss or damage to person or property caused by or resulting from fire or any of the risks insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage caused by such policy.

                                   ARTICLE 18
                               DEFAULT; REMEDIES

18.1 Default by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Failure to pay when due the Basic Annual Rent, Additional Rent, or any other monetary sums required to be paid by Tenant hereunder, if such failure continues for three (3) days after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

(b)      Abandonment or vacation of the Premises by Tenant.

(c) Failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, if such failure continues for thirty (30) days after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. If the nature of such default is such that it cannot reasonably be cured within such thirty-day period, Tenant shall not be deemed to be in default if Tenant commences such cure within such period and thereafter diligently prosecutes the same to completion.

(d) An event of bankruptcy, which shall be deemed to occur if Tenant (i) obtains or becomes subject to an order for relief under the Bankruptcy Code, Title II of the United States Code; (ii) obtains or becomes subject to an order or decree of insolvency under state law; (iii) makes a general assignment for the benefit of creditors; (iv) consents to or suffers the appointment of a receiver or trustee for any substantial part of its assets, unless vacated within thirty (30) days; (v) consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless released or satisfied within thirty (30) days.

18.2 Landlord's Remedies. In the event of any such default by Tenant, Landlord shall have the remedies specified in this Section 18.2, in addition to any other remedies now or hereafter available to Landlord at law or in equity.

(a) Termination of Lease. Landlord can terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute such a termination. On termination, Landlord has the right to recover from Tenant:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default; plus

(v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California law.

As used in subparagraphs (a)(i) and (a)(ii) above, the "worth at time of award" shall be computed by allowing interest at the maximum permissible legal rate. As used in subparagraph (a)(iii) above, the "worth at time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Continuation of Lease. Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due. Landlord may do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary, including removal of personal property from the Premises and storage of the same in a public warehouse at Tenant's expense and risk. Landlord shall have the right to enter the Premises and re-let them, or any part thereof, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises. Any rents received by Landlord from such reletting shall be applied to the payment of: (i) first, any indebtedness other than rent due hereunder from Tenant to Landlord; (ii) second, the costs of such reletting; (iii) third, the cost of any alterations and repairs to the Premises; and (iv) fourth, the payment of rent due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. If the rent from such reletting during any month is less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 18.2(b) shall be construed as an election to terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction. At any time after such reletting without termination, Landlord may elect to terminate this Lease.

18.3 Performance by Landlord. If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder and such failure continues for ten (10) days after notice by Landlord, Landlord may (but shall not be obligated to) make such payment or perform such other act without waiving or releasing Tenant from its obligations. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 18.5, shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of non-payment by Tenant as in the case of default by Tenant in the payment of the rent.

18.4 Late Charge. The parties acknowledge that late payment by Tenant of Basic Annual Rent, Additional Rent or other sums due hereunder will cause Landlord to lose the use of that money and to incur costs and expenses not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, administrative and collection costs and accounting expenses. Therefore, if any installment of Basic Annual Rent or Additional Rent or any other sum due from Tenant is not received by Landlord when due, it shall bear interest at a rate specified in Section 18.5 and, if not received by Landlord within five (5) days after the due date, Tenant shall pay Landlord an additional sum equal to ten percent (10%) of the overdue amount as a late charge. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any other rights and remedies available hereunder or pursuant to law now or hereafter in effect. Such late charge shall be considered additional rent due under the Lease.

18.5 Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate per annum which Landlord is permitted by law to charge from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

18.6 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Building ("First Mortgagee") whose name and address has been furnished to Tenant in writing, specifying the nature of the alleged failure to perform by Landlord, provided however, that if the nature of Landlord's obligations are such that more than thirty (30) days are reasonably required for performance. Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion. If Landlord has not performed or commenced performance of the obligation required of Landlord within said thirty-day period, Tenant agrees that Landlord shall not be in default under this Lease unless Tenant has first given notice of such failure to the First Mortgagee and the First Mortgagee has failed either: (a) to perform such obligation within thirty (30) days after such notice; or (b) if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance, to commence performance within thirty days after First Mortgagee's receipt of such notice and thereafter diligently to prosecute the same to completion. Nothing herein shall be deemed to obligate any First Mortgagee to perform any of the Landlord's obligations under the Lease.

                                   ARTICLE 19
                               GENERAL PROVISIONS

19.1 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, by nationally or locally recognized overnight or same day delivery service which provides for acknowledgment of delivery (i.e. Federal Express) or by telefacsimile ("FAX") machine capable of confirming transmission and receipt. Notices to Landlord and Tenant shall be delivered to the address set forth in Sections 1.1 and 1.2 except that upon Tenant's taking possession of the Premises, the premises shall be effective upon personal delivery or three (3) days after deposit in the U.S. Mail. Either party may change its notice address upon written notice to the other party, except that Landlord may in any event use the Premises as Tenant's address for notice purposes after the Commencement Date.

19.2 Estoppel Certificates. Tenant, within ten (10) days after written request from Landlord, shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of all such modifications);
(b) the date to which rent and other charges have been paid in advance, if any; and (c) that, to Tenant's best knowledge, there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed. Any such statement may be conclusively relied upon by any auditor, creditor, prospective purchaser or encumbrancer of the Premises or the Project or any part thereof. Tenant's failure to deliver such statement within said ten-day period shall constitute a conclusive acknowledgment by Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that not more than one month's rent has or paid in advance; and (c) that there are no uncured defaults in Landlord's performance.

19.3 Transfer of Landlord's Interest. In the event of a sale, assignment, exchange or other disposition (collectively "transfer") of Landlord's interest in the Project, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said transfer provided that any Security Deposit or other funds then in the hands of Landlord in which Tenant has an interest are delivered to Landlord's successor. This Lease shall not be affected by any such transfer, and Tenant agrees to attorn to the transferee, provided all Landlord's obligations hereunder are assumed in writing by the transferee. The obligations to be performed by Landlord under this Lease shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

19.4 Exhibits. All exhibits referred to herein are attached hereto and incorporated by reference.

19.5 Entire Agreement. This Lease, together with all addenda, exhibits and riders attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are superseded.

19.6 Modification. The provisions of this Lease may not be modified, changed, supplemented, discharged or terminated, except by a written instrument signed both parties.

19.7 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time such performance is due, shall not be deemed a waiver of any preceding breach by Tenant other than the failure of performance so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance. No delay or omission by either party in exercising any relief or power accruing upon non-compliance or failure of performance by the other party shall impair or be construed as a waiver thereof, unless an intention to waive is expressly set forth in writing signed by the waiving party.

19.8 Partial Invalidity. If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

19.9 Modification for Lender. If, in connection with obtaining construc-tion, interim or permanent financing for the Project, the lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created hereby or Tenant's rights hereunder.

19.10 Cost of Suit; Attorneys' Fees. If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants', and attorneys' fees, incurred by the prevailing party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of seventy-five dollars ($75) to Landlord for preparation of a demand for delinquent rent. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants', and attorneys' fees. If Tenant is named as a defendant in any suit brought against Landlord in connection with or arising out of Landlord's ownership of the Project, the Building or the Premises hereunder, Landlord shall pay to Tenant its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants', and attorneys' fees.

19.11    Time of Essence.  Time is of the essence of this Lease.

19.12 Binding Effect. Subject to the provisions of Article 14 restricting assignment or subletting by Tenant and subject to Section 19.3 regarding transfer of Landlord's interest, all the provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.13 Governing Law. This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

19.14 Corporation or Partnership as Tenant. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

19.15 Identification of Tenant. If more than one person executes this Lease as Tenant: (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; (b) the term "Tenant" shall mean and include each of them jointly and severally; and
(c) the act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant.

19.16 Provisions as Covenants and Conditions. All provisions to be per-formed, complied with or satisfied by Landlord or Tenant, whether covenants or conditions, shall be deemed to be both covenants and conditions.

19.17 Brokers. Tenant represents and warrants to Landlord that to "Tenant's knowledge no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease (other than the broker(s) identified in Section 1) and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from and against all liability or damages resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by tenant herein.

19.18 Building Name. Tenant shall not, without the written consent or Land-lord, use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

19.19 Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum of this Lease without the prior written consent of the other.

19.20 Lease Incentives. If Tenant is in default under this Lease at any time during the Lease Term and without limiting the foregoing, if Landlord has given Tenant any lease incentives or other inducements or consideration in connection with this Lease, including without limitation, any abatement of rent but excluding the Tenant Improvement Allowance ("lncentives") then the incentives will terminate and Landlord may recover from Tenant the value of all such incentives received by Tenant in addition to all other damages recoverable by Landlord pursuant to the provisions of this Lease.

LANDLORD:
Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation

By:   Cornerstone Real Estate Advisers, Inc.
      dba: Cornerstone Advisers, Inc.

By:         /S/JULIE A. TREINEN
      -----------------------------
      Julie Treinen
Its:  Vice President

Date: 2/10/00

TENANT:
EQUIDYNE Corporation
A Delaware Corporation

By:         /S/RANDALL NELSON
       ---------------------------
       Randall Nelson
Its:   President, CEO

Date:  2/4/00

                                 RIDER TO LEASE

This Rider To Lease attached to and made a part of the Lease Agreement ("Lease") dated February 3, 2000, between Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation, as Landlord, and Equidyne Corporation, a Delaware Corporation, as Tenant, for Suite 351 consisting of approximately 4,487 rentable square feet, located at 11770 Bernardo Plaza Court, City of San Diego, State of California.

Unless otherwise defined, or the context otherwise indicates, the terms used herein have the meanings defined in the Lease. The provisions of this Rider To Lease shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

Page 1 of 2

1. LANDLORD'S ADDRESS: Landlord's address for notices: Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts, 01111, Attention: Senior Vice-President/Real Estate Investment Division. Additionally, a copy should be sent to Cornerstone Real Estate Advisors, Inc., 10866 Wilshire Boulevard, Suite 800, Los Angeles, CA 90024. Attention: Regional Asset Manager.

2. TENANT IMPROVEMENTS: Tenant Improvements are existing, however, the Landlord will patch and paint the walls, replace damaged ceiling tiles, and clean the carpet.

3. UTILITIES: Tenant shall be responsible for paying separately metered utilities to the Premises directly to the local utility company.

4. BASIC ANNUAL RENT INCREASE: The Basic Annual Rent as described in paragraph 1.8, and in Article 3 of this Lease, and the Monthly Installments of Basic Annual Rent described in Paragraph 1.9 of this Lease shall be adjusted upward according to the following schedule:


Months 1 - 10:      $1.40 per rentable square foot per month, or $6,281.80 per month;
Months 11 - 12:     $1.75 per rentable square foot per month, or $7,852.25 per month;
Months 13 - 24:     $1.80 per rentable square foot per month, or $8,076.60 per month;
Months 25 - 36:     $1.85 per rentable square foot per month, or $8,300.95 per month.

5. PARKING: Tenant shall be entitled to four (4) parking spaces per 1,000 usable square feet, leased on a non-reserve basis.

6. OPERATING EXPENSES: The Operating Expense Base as described in para-graph 1.16 of the Lease shall be determined by utilizing the actual operating expenses incurred for the calendar year 2000. Notwithstanding anything in
Article 4 of the Lease to the contrary, Tenant shall pay Operating Expenses (as defined in paragraph 4.2 of the Lease) as follows: Tenant shall pay no portion of the Operating Expenses for the building during calendar year 2000. Commencing on January 1, 2001, and continuing for the remaining term of the Lease, Tenant shall pay only increases in Operating Expenses above and beyond the actual Operating Expenses for the building for Calendar Year 2000 as determined by Landlord. Tenant shall pay Tenant's proportionate share of such increase based upon 4,487 rentable square feet in Tenant's Premises. Tenant shall pay Tenant's proportionate share of Operating Expense increases on a monthly basis at the same time and in addition to Tenant's payment of Base Rent.

By way of example only, suppose that Landlord's bookkeepers close the books for the building for 2000 and by mid-March 2001 determine that the actual Operating Expenses for the entire building during the calendar year of 2000 were $4.35 per square foot. Landlord's bookkeepers then determining the budget for Operating Expenses for the entire building for calendar year 2000 is $4.50 per square foot per year. Tenant would be responsible for paying the difference between the actual 2000 operating expenses on a square foot basis and the budgeted amount for the current year. In this example, the difference would be $.15 per square foot per year. Tenant's premises

Landlord's Initials                                     Tenant's Initials

                                 RIDER TO LEASE

This Rider To Lease attached to and made a part of the Lease Agreement ("Lease") dated February 3, 2000, between Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation, as Landlord, and Equidyne Corporation, a Delaware Corporation, as Tenant, for Suite 351 consisting of approximately 4,487 rentable square feet, located at 11770 Bernardo Plaza Court, City of San Diego, State of California.

Unless otherwise defined, or the context otherwise indicates, the terms used herein have the meanings defined in the Lease. The provisions of this Rider To Lease shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

Page 2 of 2

comprise 4,487 square feet $.15 x 4,487 SF = $673.05. This would be Tenant's share of Operating Expenses for the building on an annual basis. On a monthly basis, $673.05 / 12 = $56.09. It is anticipated that Tenant would receive from Landlord in approximately April of 2001, a written statement setting forth that Tenant was responsible for operating expenses amounting to $56.09 per month. Tenant would pay Landlord for January, February, and March of 2001, within fifteen (15) days after Tenant's receipt of Landlord's written statement. Tenant would then pay $56.09 per month in addition to base rent until Tenant received a new statement in 2002 and each year thereafter.

7. SIGNAGE: Landlord shall allow Tenant to install a sign at the entrance to Tenant's Premises and on the building directory, at Tenant's sole cost and expense. Said signage will be with Landlord prior approval and in conformance with the building sign criteria.

8. RIGHT TO EXTEND: The Tenant is hereby granted the right to extend the term of the Lease for one (1) additional period(s) of three (3) year(s), commencing immediately upon expiration of the original term. Tenant may exercise its right only by delivering written notice thereof to Landlord not less than one hundred twenty (120) days before the end of the original term, and such exercise shall be effective only if Tenant is not then in default, nor has been in material default, under this Lease. This right is not assignable and is personal to Tenant only. If such right is exercised, all terms of this Lease shall continue to apply during the extended term. The base rent at the beginning of the option period shall be adjusted to the then prevailing rental rate for leases being entered into at the Financial Plaza.

9. HOLDING OVER: If, after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (expressed or implied), Tenant shall become a tenant from month-to- month only. All die provisions of this Lease shall remain in full force and effect (except as to Term and Base
Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent, payable by Tenant at the expiration of the Term. Such monthly rent shall be in advance on or before the first (1st) day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days written notice of the date of termination.

LANDLORD:
Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation

By:     Cornerstone Real Estate Advisers, Inc.
        dba:  Cornerstone Advisers, Inc.

By:          /S/JULIE A. TREINEN
        -----------------------------
        Ms. Julie Treinen
Its:    Vice President
Date:   2/10/00

TENANT:
EQUIDYNE Corporation
A Delaware Corporation

By:          /S/RANDALL NELSON
        ---------------------------
        Randall Nelson
Its:    President, CEO
Date:   2/4/00

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE DATED MAY 19, 2000 IS ATTACHED TO AND MADE A PART 0F THE LEASE AGREEMENT ("LEASE") DATED JANUARY 31, 2000 BY AND BETWEEN MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, A MASSACHUSETTS CORPORATION, AS ("LANDLORD") AND EQUIDYNE CORPORATION, A DELAWARE CORPORATION AS ("TENANT") FOR SUITE 351 CONSISTING OF APPROXIMATELY 4,487 RENTABLE SQUARE FEET LOCATED AT 11770 BERNARDO PLAZA COURT, SAN DIEGO CALIFORNIA 92128.

UNLESS OTHERWISE DEFINED, OR THE CONTEXT OTHERWISE INDICATES, THE TERMS USED HEREIN HAVE THE MEANINGS DEFINED THE LEASE. THE PROVISIONS OF THIS FIRST AMENDMENT TO LEASE SHALL CONTROL OVER ANY INCONSISTENT PROVISIONS OF THE LEASE. THE LEASE IS HEREBY MODIFIED AND SUPPLEMENTED AS FOLLOWS:

1. Suite Number: The Suite Number as defined in Paragraph 1.4 of this Lease shall be modified to include the addition of Suite
313.

2. Rentable Square Feet of Premises: The Rentable Square Feet of Premises as defined in Paragraph 1.5 of this Lease shall be modified to include the addition of Suite 313, consisting of 2,612 rentable square feet for a total of 7,099 rentable square feet.

3. Target Commencement Date: The Target Commencement Date as defined in Paragraph 1.7 of this Lease shall be modified to include the Target Commencement Date for Suite 313 of July 1, 2000.

4. Initial Basic Annual Rent: The Initial Basic Annual Rent as defined in Paragraph 1.8 of this Lease shall be modified to include the addition of the Initial Basic Annual Rent for Suite 313 which is Fifty Seven Thousand Nine Hundred Eighty-six and 40/l00ths Dollars ($57,986.40) for a total of One Hundred Thirty Six Thousand Five Hundred Eight and 90/l00ths Dollars ($136,508.90).

5. Initial Monthly Installment of Basic Annual Rent: The Initial Monthly Installment of Basic Annual Rent as defined in Paragraph 1.9 of this Lease shall be modified to include the Initial Monthly Installment of Basic Annual Rent for Suite 313 of Four Thousand Eight Hundred Thirty-two and 20/100ths Dollars ($4,832.20) per month or $1.85 per rentable square foot as applied to 2,612 rentable square feet for a total of Eleven Thousand One Hundred Fourteen and 00/l00ths Dollars ($11,114.00).

6. Tenant's Percentage of Operating Expenses: Tenant's Percentage of Operating Expenses as defined in Paragraph 1.10 of this Lease shall be modified to include the addition of Suite 313 which is 3.65% for a total of 9.92%.

7. Security Deposit: The Security Deposit as defined in Paragraph 1.11 of this Lease shall be modified to include the Security Deposit for the addition of Suite 313 of Four Thousand Eight Hundred Thirty-two and 20/100ths Dollars ($4,832.20) for a total of Twelve Thousand Nine Hundred Eight and 80/l00ths Dollars ($12,908.80).

8. Parking: Parking as defined in Paragraph 1.15 of this Lease shall be modified to include the parking for the addition of Suite 313 which is ten (10) spaces for a total of twenty eight (28) parking spaces.

9. Basic Annual Rent Increase: The Basic Annual Rent Increase as defined in Rider to Lease Paragraph 4 shall be modified to include the addition of Suite
313. The Basic Annual Rent for Suite 313 shall be adjusted up by four percent (4%) per year and shall be according to following schedule:

Months 1 - 12:             $1.85 per rentable square foot or $4,832.20 per month
Months 13 - 24:            $1.92 per rentable square foot or $5,025.49 per month
Months 25 - 02/13/2003     $2.00 per rentable square foot or $5,226.51 per month

10. Operating Expenses: Operating Expenses as defined in Rider to Lease Paragraph 6 shall be modified to include the addition of Suite 313 consisting of 2,612 rentable square feet.

AGREED AND ACCEPTED:

LANDLORD:
Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation

By:     Cornerstone Real Estate Advisers, Inc.
        dba: Cornerstone Advisers, Inc.

By:          /S/JULIE A. TREINEN
        -----------------------------
        Julie Treinen
Its:    Vice President
Date:   6/5/00

TENANT:
EQUIDYNE Corporation
A Delaware Corporation

By:          /S/RANDALL NELSON
        ---------------------------
        Randall Nelson
Its:    President, CEO
Date:   5/26/00